FOR IMMEDIATE RELEASE

Ciena Reports Fiscal First Quarter 2021 Financial Results

HANOVER, Md. - March 4, 2021 - Ciena® Corporation (NYSE: CIEN), a networking systems, services and software company, today announced unaudited financial results for its fiscal first quarter ended January 30, 2021.

•Q1 Revenue: $757.1 million

•Q1 Net Income per Share: $0.35 GAAP; $0.52 adjusted (non-GAAP)

•Share Repurchases: Repurchased approximately 0.3 million shares of common stock for an aggregate price of $13.2 million during the quarter

"We delivered solid revenue and profitability in the first fiscal quarter in the face of continued challenging market conditions and a dynamic industry environment," said Gary Smith, president and CEO of Ciena. "Our strong market position has enabled us to start the year largely as expected, and we are leveraging our innovation leadership and competitive advantage to deliver on our long-term growth opportunities."

For the fiscal first quarter 2021, Ciena reported revenue of $757.1 million as compared to $832.9 million for the fiscal first quarter 2020.

Ciena's GAAP net income for the fiscal first quarter 2021 was $55.3 million, or $0.35 per diluted common share, which compares to a GAAP net income of $62.3 million, or $0.40 per diluted common share, for the fiscal first quarter 2020.

Ciena's adjusted (non-GAAP) net income for the fiscal first quarter 2021 was $81.3 million, or $0.52 per diluted common share, which compares to an adjusted (non-GAAP) net income of $81.7 million, or $0.52 per diluted common share, for the fiscal first quarter 2020.

Fiscal First Quarter 2021 Performance Summary
The tables below (in millions, except percentage data) provide comparisons of certain quarterly results to the prior year. Appendices A and B set forth reconciliations between the GAAP and adjusted (non-GAAP) measures contained in this release.

	GAAP Results
	Q1	Q1
	FY 2021	FY 2020	Y-T-Y*
Revenue	$757.1	$832.9	(9.1)%
Gross margin	47.3%	44.5%	2.8%
Operating expense	$282.1	$292.6	(3.6)%
Operating margin	10.0%	9.4%	0.6%

	Non-GAAP Results
	Q1	Q1
	FY 2021	FY 2020	Y-T-Y*
Revenue	$757.1	$832.9	(9.1)%
Adj. gross margin	48.0%	45.1%	2.9%
Adj. operating expense	$253.0	$266.4	(5.0)%
Adj. operating margin	14.6%	13.1%	1.5%
Adj. EBITDA	$133.8	$135.3	(1.1)%
* Denotes % change, or in the case of margin, absolute change

	Revenue by Segment
	Q1 FY 2021		Q1 FY 2020
	Revenue	%**	Revenue	%**
Networking Platforms
Converged Packet Optical	$512.3	67.7	$591.5	71.0
Routing and Switching (1)	64.3	8.5	67.5	8.1
Total Networking Platforms	576.6	76.2	659.0	79.1

Platform Software and Services	49.9	6.6	51.9	6.2

Blue Planet Automation Software and Services	16.9	2.2	15.5	1.9

Global Services
Maintenance Support and Training	67.6	8.9	61.8	7.4
Installation and Deployment	39.6	5.2	34.9	4.2
Consulting and Network Design	6.5	0.9	9.8	1.2
Total Global Services	113.7	15.0	106.5	12.8

Total	$757.1	100.0	$832.9	100.0
** Denotes % of total revenue
(1) Ciena renamed its former “Packet Networking” product line as “Routing and Switching” effective as of the beginning of fiscal 2021. This change, affecting only the presentation of such information, was made on a prospective basis and does not impact comparability of previous financial results or the composition of this product category.
Additional Performance Metrics for Fiscal First Quarter 2021

	Revenue by Geographic Region
	Q1 FY 2021		Q1 FY 2020
	Revenue	% **	Revenue	% **
Americas	$496.6	65.6	$574.0	68.9
Europe, Middle East and Africa	155.4	20.5	130.0	15.6
Asia Pacific	105.1	13.9	128.9	15.5
Total	$757.1	100.0	$832.9	100.0
** Denotes % of total revenue
•No customer represented more than 10% of revenue for the fiscal quarter
•Cash and investments totaled $1.3 billion
•Cash flow used in operations totaled $7.3 million
•Average days' sales outstanding (DSOs) were 93
•Accounts receivable, net balance was $700.0 million
•Unbilled contract asset, net balance was $85.5 million
•Inventories totaled $389.7 million, including:
◦Raw materials: $123.4 million
◦Work in process: $11.4 million
◦Finished goods: $257.0 million
◦Deferred cost of sales: $38.9 million
◦Reserve for excess and obsolescence: $(41.0) million
•Product inventory turns were 3.2
•Headcount totaled 7,042

Supplemental Materials and Live Web Broadcast of Unaudited Fiscal First Quarter 2021 Results
Today, Thursday, March 4, 2021, in conjunction with this announcement, Ciena has posted to the Quarterly Results page of the Investor Relations section of its website an accompanying investor presentation for its unaudited fiscal first quarter 2021 results.

Ciena's management will also host a discussion today with investors and financial analysts that will include the Company's outlook. The live audio web broadcast beginning at 8:30 a.m. Eastern will be accessible via www.ciena.com. An archived replay of the live broadcast will be available shortly following its conclusion on the Investor Relations page of Ciena's website.

Notes to Investors

Forward-Looking Statements. You are encouraged to review the Investors section of our website, where we routinely post press releases, Securities and Exchange Commission ("SEC") filings, recent news, financial results, supplemental financial information, and other announcements. From time to time we exclusively post material information to this website along with other disclosure channels that we use. This press release contains certain forward-looking statements that involve risks and uncertainties. These statements are based on current expectations, forecasts, assumptions and other information available to the Company as of the date hereof. Forward-looking statements include statements regarding Ciena's expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. Forward-looking statements in this release include: "We delivered solid revenue and profitability in the first fiscal quarter in the face of continued challenging market conditions and a dynamic industry environment," and "Our strong market position has enabled us to start the year largely as expected, and we are leveraging our innovation leadership and competitive advantage to deliver on our long-term growth opportunities."

Ciena's actual results, performance or events may differ materially from these forward-looking statements made or implied due to a number of risks and uncertainties relating to Ciena's business, including: the effect of broader economic and market conditions on our customers and their business; our ability to execute successfully our business and growth strategies; the duration and severity of the COVID-19 pandemic and its impact on macroeconomic conditions, economic activity, demand for our technology solutions, short- and long-term changes in customer or end user needs, continuity of supply chain, our business operations, liquidity, and financial results; changes in network spending or network strategy by customers; seasonality and the timing and size of customer orders, including our ability to recognize revenue relating to such sales; the level of competitive pressure we encounter; the product, customer and geographic mix of sales within the period; supply chain disruptions and the level of success relating to efforts to optimize Ciena's operations; changes in foreign currency exchange rates affecting revenue and operating expense; factors beyond our control such as natural disasters, acts of war or terrorism, and public health emergencies, including the COVID-19 pandemic; the impact of the Tax Cuts and Jobs Act; changes in tax or trade regulations, including the imposition of tariffs, duties or efforts to withdraw from or materially modify international trade agreements; changes in estimates of prospective income tax rates and any adjustments to Ciena's provisional estimates whether related to further guidance, analysis or otherwise; and the other risk factors disclosed in its Annual Report on Form 10-K filed with the SEC on December 18, 2020 and included in its Quarterly Report on Form 10-Q for the first quarter of fiscal 2021 to be filed with the SEC. Ciena assumes no obligation to update any forward-looking information included in this press release.

Non-GAAP Presentation of Quarterly and Annual Results. This release includes non-GAAP measures of Ciena's gross profit, operating expense, income from operations, earnings before interest, tax, depreciation and amortization (EBITDA), Adjusted EBITDA, and measures of net income and net income per share. In evaluating the operating performance of Ciena's business, management excludes certain charges and credits that are required by GAAP. These items share one or more of the following characteristics: they are unusual and Ciena does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of Ciena's control. Management believes that the non-GAAP measures below provide management and investors useful information and meaningful insight to the operating performance of the business. The presentation of these non-GAAP financial measures should be considered in addition to Ciena's GAAP results and these measures are not intended to be a substitute for the financial information prepared and presented in accordance with GAAP. Ciena's non-GAAP measures and the related adjustments may differ from non-GAAP measures used by other companies and should only be used to evaluate Ciena's results of operations in conjunction with our corresponding GAAP results. To the extent not previously disclosed in a prior Ciena financial results press release, Appendices A and B to this press release set forth a complete GAAP to non-GAAP reconciliation of the non-GAAP measures contained in this release.

About Ciena. Ciena (NYSE: CIEN) is a networking systems, services and software company. We provide solutions that help our customers create the Adaptive Network™ in response to the constantly changing demands of their users. By delivering best-in-class networking technology through high-touch consultative relationships, we build the world’s most agile networks with automation, openness and scale. For updates on Ciena, follow us on Twitter @Ciena, LinkedIn, the Ciena Insights blog, or visit www.ciena.com.

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Quarter Ended
	January 30,	February 1,
	2021	2020
Revenue:
Products	$597,220	$687,215
Services	159,910	145,697
Total revenue	757,130	832,912
Cost of goods sold:
Products	315,098	389,013
Services	84,141	73,364
Total cost of goods sold	399,239	462,377
Gross profit	357,891	370,535
Operating expenses:
Research and development	132,741	130,900
Selling and marketing	97,278	107,066
General and administrative	39,993	42,468
Amortization of intangible assets	5,910	5,853
Significant asset impairments and restructuring costs	5,867	4,472
Acquisition and integration costs	307	1,819
Total operating expenses	282,096	292,578
Income from operations	75,795	77,957
Interest and other income (loss), net	(1,121)	3,646
Interest expense	(7,360)	(8,815)
Loss on extinguishment and modification of debt	—	(646)
Income before income taxes	67,314	72,142
Provision for income taxes	11,966	9,814
Net income	$55,348	$62,328

Net Income per Common Share
Basic net income per common share	$0.36	$0.40
Diluted net income per potential common share	$0.35	$0.40

Weighted average basic common shares outstanding	155,174	154,334
Weighted average dilutive potential common shares outstanding [1]	156,583	155,738

1 Weighted average dilutive potential common shares outstanding used in calculating GAAP diluted net income per common share for the first quarter of fiscal 2021 includes 1.4 million shares underlying certain stock option and stock unit awards.
Weighted average dilutive potential common shares outstanding used in calculating GAAP diluted net income per common share for the first quarter of fiscal 2020 includes 1.4 million shares underlying certain stock option and stock unit awards.

CIENA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(unaudited)

	January 30, 2021	October 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$1,029,237	$1,088,624
Short-term investments	151,434	150,667
Accounts receivable, net	700,025	719,405
Inventories	389,733	344,379
Prepaid expenses and other	326,110	308,084
Total current assets	2,596,539	2,611,159
Long-term investments	102,364	82,226
Equipment, building, furniture and fixtures, net	281,228	272,377
Operating lease right-of-use assets	54,244	57,026
Goodwill	311,294	310,847
Other intangible assets, net	91,516	96,647
Deferred tax asset, net	647,232	647,805
Other long-term assets	102,480	102,830
Total assets	$4,186,897	$4,180,917
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$247,241	$291,904
Accrued liabilities and other short-term obligations	275,003	334,132
Deferred revenue	136,229	108,700
Operating lease liabilities	19,364	19,035
Current portion of long-term debt	6,930	6,930
Total current liabilities	684,767	760,701
Long-term deferred revenue	54,371	49,663
Other long-term obligations	128,764	123,185
Long-term operating lease liabilities	57,626	61,415
Long-term debt, net	674,856	676,356
Total liabilities	$1,600,384	$1,671,320
Stockholders’ equity:
Preferred stock – par value $0.01; 20,000,000 shares authorized; zero shares issued and outstanding	—	—
Common stock – par value $0.01; 290,000,000 shares authorized; 155,187,945 and 154,563,005 shares issued and outstanding	1,552	1,546
Additional paid-in capital	6,826,488	6,826,531
Accumulated other comprehensive loss	(11,547)	(35,358)
Accumulated deficit	(4,229,980)	(4,283,122)
Total stockholders’ equity	2,586,513	2,509,597
Total liabilities and stockholders’ equity	$4,186,897	$4,180,917

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands) (unaudited)

	Three Months Ended
	January 30,	February 1,
	2021	2020
Cash flows provided by (used in) operating activities:
Net income	$55,348	$62,328
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation of equipment, building, furniture and fixtures, and amortization of leasehold improvements	23,188	25,782
Share-based compensation costs	18,964	15,602
Amortization of intangible assets	9,642	9,687
Deferred taxes	(905)	10,788
Provision for inventory excess and obsolescence	5,905	6,699
Provision for warranty	3,239	7,898
Other	4,277	4,540
Changes in assets and liabilities:
Accounts receivable	18,862	64,938
Inventories	(51,020)	(4,481)
Prepaid expenses and other	(13,835)	(29,792)
Operating lease right-of-use assets	4,103	4,176
Accounts payable, accruals and other obligations	(112,170)	(142,229)
Deferred revenue	31,917	8,926
Short and long-term operating lease liabilities	(4,834)	(5,098)
Net cash provided by (used in) operating activities	(7,319)	39,764
Cash flows used in investing activities:
Payments for equipment, furniture, fixtures and intellectual property	(20,868)	(26,820)
Purchase of available for sale securities	(71,756)	(29,733)
Proceeds from maturities of available for sale securities	51,266	30,000
Settlement of foreign currency forward contracts, net	2,357	(73)
Acquisition of business, net of cash acquired	—	(28,300)
Proceeds from sale of equity investment	4,678	—
Net cash used in investing activities	(34,323)	(54,926)
Cash flows used in financing activities:
Payment of long term debt	(1,732)	—
Payment of debt issuance costs	—	(382)
Payment of finance lease obligations	(702)	(722)
Shares repurchased for tax withholdings on vesting of restricted stock units	(19,242)	(12,572)
Repurchases of common stock - repurchase program	(12,406)	(49,203)
Proceeds from issuance of common stock	13,447	11,862
Net cash used in financing activities	(20,635)	(51,017)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	2,879	(643)
Net decrease in cash, cash equivalents and restricted cash	(59,398)	(66,822)
Cash, cash equivalents and restricted cash at beginning of period	1,088,708	904,161
Cash, cash equivalents and restricted cash at end of period	$1,029,310	$837,339
Supplemental disclosure of cash flow information
Cash paid during the period for interest	$7,566	$9,325
Cash paid during the period for income taxes, net	$8,798	$8,325
Operating lease payments	$5,387	$5,642
Non-cash investing and financing activities
Purchase of equipment in accounts payable	$5,935	$5,905
Repurchase of common stock in accrued liabilities from repurchase program	$800	$1,501
Operating lease right-of-use assets subject to lease liability	$555	$1,157

APPENDIX A - Reconciliation of Adjusted (Non- GAAP) Quarterly Measures
(in thousands, except per share data) (unaudited)

	Quarter Ended
	January 30,	February 1,
	2021	2020
Gross Profit Reconciliation (GAAP/non-GAAP)
GAAP gross profit	$357,891	$370,535
Share-based compensation-products	953	671
Share-based compensation-services	1,205	842
Amortization of intangible assets	3,732	3,834
Total adjustments related to gross profit	5,890	5,347
Adjusted (non-GAAP) gross profit	$363,781	$375,882
Adjusted (non-GAAP) gross profit percentage	48.0%	45.1%

Operating Expense Reconciliation (GAAP/non-GAAP)
GAAP operating expense	$282,096	$292,578
Share-based compensation-research and development	4,794	3,849
Share-based compensation-sales and marketing	5,816	4,613
Share-based compensation-general and administrative	6,358	5,527
Amortization of intangible assets	5,910	5,853
Significant asset impairments and restructuring costs	5,867	4,472
Acquisition and integration costs	307	1,819
Total adjustments related to operating expense	29,052	26,133
Adjusted (non-GAAP) operating expense	$253,044	$266,445

Income from Operations Reconciliation (GAAP/non-GAAP)
GAAP income from operations	$75,795	$77,957
Total adjustments related to gross profit	5,890	5,347
Total adjustments related to operating expense	29,052	26,133
Total adjustments related to income from operations	34,942	31,480
Adjusted (non-GAAP) income from operations	$110,737	$109,437
Adjusted (non-GAAP) operating margin percentage	14.6%	13.1%

Net Income Reconciliation (GAAP/non-GAAP)
GAAP net income	$55,348	$62,328
Exclude GAAP provision for income taxes	11,966	9,814
Income before income taxes	67,314	72,142
Total adjustments related to income from operations	34,942	31,480
Loss on extinguishment of debt	—	646
Adjusted income before income taxes	102,256	104,268
Non-GAAP tax provision on adjusted income before income taxes	20,962	22,522
Adjusted (non-GAAP) net income	$81,294	$81,746

Weighted average basic common shares outstanding	155,174	154,334
Weighted average dilutive potential common shares outstanding [1]	156,583	155,738

Net Income per Common Share
GAAP diluted net income per common share	$0.35	$0.40
Adjusted (non-GAAP) diluted net income per common share	$0.52	$0.52

1 Weighted average dilutive potential common shares outstanding used in calculating Adjusted (non-GAAP) diluted net income per common share for the first quarter of fiscal 2021 includes 1.4 million shares underlying certain stock option and stock unit awards.
Weighted average dilutive potential common shares outstanding used in calculating Adjusted (non-GAAP) diluted net income per common share for the first quarter of fiscal 2020 includes 1.4 million shares underlying certain stock option and restricted stock unit awards.

APPENDIX B - Calculation of EBITDA and Adjusted EBITDA (unaudited)
(in thousands) (unaudited)

	Quarter Ended
	January 30,	February 1,
	2021	2020
Earnings Before Interest, Tax, Depreciation and Amortization (EBITDA)
Net income (GAAP)	$55,348	$62,328
Add: Interest expense	7,360	8,815
Less: Interest and other income (loss), net	(1,121)	3,646
Add: Loss on extinguishment and modification of debt	—	646
Add: Provision for income taxes	11,966	9,814
Add: Depreciation of equipment, building, furniture and fixtures, and amortization of leasehold improvements	23,188	25,782
Add: Amortization of intangible assets	9,642	9,687
EBITDA	$108,625	$113,426
Add: Share-based compensation cost	18,964	15,602
Add: Significant asset impairments and restructuring costs	5,867	4,472
Add: Acquisition and integration costs	307	1,819
Adjusted EBITDA	$133,763	$135,319

* * *
The adjusted (non-GAAP) measures above and their reconciliation to Ciena's GAAP results for the periods presented reflect adjustments relating to the following items:
•Share-based compensation - a non-cash expense incurred in accordance with share-based compensation accounting guidance.
•Amortization of intangible assets - a non-cash expense arising from the acquisition of intangible assets, principally developed technologies and customer-related intangibles, that Ciena is required to amortize over its expected useful life.
•Significant asset impairments and restructuring costs - costs incurred as a result of restructuring activities taken to align resources with perceived market opportunities and the redesign of business processes.
•Acquisition and integration costs - consist of expenses for financial, legal and accounting advisors, severance and other employee-related costs associated with our acquisitions of DonRiver and Centina, including costs of acquisition compensation associated with a three-year earn-out arrangement related to the DonRiver acquisition in fiscal 2018. Ciena does not believe that these costs are reflective of its ongoing operating expense following its completion of these integration activities.
•Non-GAAP tax provision - consists of current and deferred income tax expense commensurate with the level of adjusted income before income taxes and utilizes a current, blended U.S. and foreign statutory annual tax rate of 20.5% for the first fiscal quarter of 2021 and 21.6% for the first fiscal quarter of 2020. This rate may be subject to change in the future, including as a result of changes in tax policy or tax strategy.